EXHIBIT 10.1

FIRST AMENDMENT TO THE LIVE NATION, INC.

EMPLOYEE STOCK BONUS PLAN

Pursuant to the authority reserved to the Compensation Committee (the “Committee”) of the Board of Directors of Live Nation, Inc., a Delaware corporation (the “Company”), under Section 4.1 of the Company’s Employee Stock Bonus Plan, as adopted by the Committee on March 13, 2008 (the “Stock Bonus Plan”), the Committee hereby amends the Stock Plan as follows (the “Amendment”):

1. Section 2.1(b) of the Stock Bonus Plan is deleted and replaced in its entirety with the following:

“(b) The aggregate number of Shares which may be issued under the Plan shall not exceed eight million five hundred thousand (8,500,000). The Shares issuable under the Plan may be either previously authorized but unissued Shares or treasury Shares.”

2. Except as expressly provided in this Amendment, all terms and conditions of the Stock Bonus Plan and any awards outstanding thereunder shall remain in full force and effect.

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I hereby certify that the foregoing Amendment was duly adopted by the Committee on February 25, 2009.

Executed on this 25th day of February, 2009.

By:	/s/ Michael G. Rowles
Name: Michael G. Rowles
Title: Secretary